Exhibit 99.1

FOR IMMEDIATE RELEASE

SLEEP NUMBER CORPORATION TO ANNOUNCE
THIRD QUARTER 2022 RESULTS ON
OCTOBER 26TH

Minneapolis – (October 12, 2022) – Sleep Number Corporation (Nasdaq: SNBR) will release its fiscal third quarter results through October 1, 2022, after market close on Wednesday, October 26, 2022. Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT). To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation
Sleep Number is a leader in sleep and wellness technology. Our 360® smart bed platform connects the physical and digital worlds, creating an immersive, adaptive, and individualized sleep health experience. Quality sleep is vital for physical, mental, and emotional wellbeing; our smart beds deliver exceptional sleep by automatically sensing and effortlessly adjusting to the needs of each sleeper. Through partnerships with the world’s leading health and research institutions, we are advancing sleep science with our 16 billion hours of highly accurate, longitudinal sleep data from millions of sleepers in our Smart Sleeper(SM) community.

Sleep Number is a company with purpose, with over 5,500 mission-driven team members who are dedicated to improving the health and wellbeing of society through higher quality sleep. We have improved more than 14 million lives and are committed to lifelong relationships with our smart sleepers.

For life-changing sleep, visit SleepNumber.com or one of our nearly 675 Sleep Number® stores. More information is available on our newsroom and investor relations sites.

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Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com

Media Contact: Julie Elepano; (414) 732-9840; julie.elepano@sleepnumber.com